UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

STRATEGY INTERNATIONAL INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

TEXAS (State or Other Jurisdiction of Incorporation)	333-106637 (Commission File Number)	16-1644353 (IRS Employer Identification Number)

200 Yorkland Blvd., Suite 710, Toronto, Ontario, M2J5C1, Canada (Address of Principal Executive Offices with Zip Code)

Registrant’s telephone number, including area code: (416) 496-9988

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

As used in this current report, the terms “we”, “us”, “our” or “Strategy International” refer to Strategy International Insurance Group, Inc., a Texas corporation. This current report on Form 8-K/A amends and supplements our current report on Form 8-K filed with the Commission on February 7, 2005, in which we reported that our previous independent public accountants, Samuel Klein and Company (“Samuel Klein”), resigned on January 19, 2005 due to the termination of its SEC practice group.

Also as reported, we have subsequently determined to engage Rotenberg, Meril, Solomon, Bertiger & Guttila (“RMSB&G”) as our independent public accountants, and RMSB&G’s engagement began on February 11, 2005. The engagement of RMSB&G was approved by our board of directors.

During the period of Samuel Klein’s engagement as our independent public accountants from January 1, 2004 through the date of its resignation on January 19, 2005, there were no disagreements with the former accountant, Samuel Klein, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. No such disagreement was discussed with our board of directors.

We furnished a copy of this current report to Samuel Klein prior to filing and requested Samuel Klein to furnish a letter addressed to the Securities and Exchange Commission stating whether or not Samuel Klein agrees with the statements made above and, if not, stating the respects in which it does not agree. A copy of this letter, dated August 22, 2005, is filed as Exhibit 16.1 to this current report.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

16.1	Letter dated August 22, 2005 indicating review of this report by Samuel Klein and Company, Certified Public Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATEGY INTERNATIONAL INSURANCE GROUP, INC.

Date: August 23, 2005	By:	/s/ Stephen Stonhill
Name: Stephen Stonhill
Title: Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Number	Description

16.1	Letter dated August 22, 2005 indicating review of this report by Samuel Klein and Company, Certified Public Accountants